UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 28, 2010

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 7.01   REGULATION FD DISCLOSURE.

Taking into account the events described in Item 8.01 below, our earnings guidance for 2011 remains at $4.10 to $4.20 per share. We continue to expect that a quarterly dividend rate that is consistent with the revised dividend policy announced on December 2, 2010 will be declared by our directors at their first quarter meeting in January 2011.

ITEM 8.01   OTHER EVENTS.

Unit 2 at the Oak Creek expansion, a 615 megawatt coal-fired generating unit, has completed critical performance tests necessary for the unit to be placed into commercial operation. One of these tests is an operability test, which requires the Unit to achieve a minimum availability of 90% over a continuous 15-day period. In addition, Unit 2 has completed the required net capacity and heat rate tests, as well as certain environmental tests.

However, Unit 2 has not been placed into commercial operation because of problems identified with one of two main boiler feed pumps. The boiler feed pumps supply high temperature, high pressure water to the boiler, which turns this water into steam to power the Unit's turbine generator. One of the boiler feed pumps has had high vibration and has also experienced sub-synchronous vibration, which occurs when the frequency of the vibration is different than the rotational speed of the pump. Our contractor, Bechtel Power Corporation, is working with the pump manufacturer and has engaged a third party expert to review and correct these issues.

Because of the issues with the boiler feed pump, Unit 2 will not be placed into commercial operation and turned over to us during the fourth quarter of 2010 as we had previously anticipated. Based upon the schedule and information provided to us by Bechtel, it is expected that Unit 2 will be placed into commercial operation and turned over to us on or about January 28, 2011.

We expect to collect liquidated damages under the contract with Bechtel. However, the final amount of liquidated damages we collect may be adjusted as we anticipate Bechtel will be entitled to some amount of schedule relief for the delay. We expect that any liquidated damages we collect will be returned to our customers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this report are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and the completion of construction projects. Forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should" or similar terms or variations of these terms.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements or otherwise affect our future results of operations and financial condition include, among others, the following:

  Factors affecting utility operations such as catastrophic weather-related or terrorism-related damage; availability of electric generating facilities; unscheduled generation outages, or unplanned maintenance or repairs; unanticipated events causing scheduled generation outages to last longer than expected; unanticipated changes in fossil fuel, purchased power, coal supply, gas supply or water supply costs or availability due to higher demand, shortages, transportation problems or other developments; nonperformance by electric energy or natural gas suppliers under existing power purchase or gas supply contracts; environmental incidents; electric transmission or gas pipeline system constraints; unanticipated organizational structure or key personnel changes; collective bargaining agreements with union employees or work stoppages; or inflation rates.
  Factors affecting the demand for electricity and natural gas, including: weather; the economic climate in our service territories; customer growth and declines; customer business conditions, including demand for their products and services; and energy conservation efforts.
  The ability to obtain new contracts with wholesale customers.
  Timing, resolution and impact of pending and future rate cases and negotiations, including recovery of all costs associated with our Power the Future (PTF) strategy, as well as costs associated with environmental compliance, renewable generation, transmission service, fuel and the Midwest Independent System Operator, Inc. Energy and Operating Reserve Markets.
  Increased competition in our electric and gas markets and continued industry consolidation.
  Continued delay in turnover of Unit 2 at the Oak Creek expansion.
  The ability to control costs and avoid construction delays during the development and construction of new environmental controls and renewable generation.
  The impact of recent and future federal, state and local legislative and regulatory changes, including any changes in rate-setting policies or procedures; electric and gas industry restructuring initiatives; transmission or distribution system operation and/or administration initiatives; any required changes in facilities or operations to reduce the risks or impacts of potential terrorist activities; required approvals for new construction, and the siting approval process for new generation and transmission facilities and new pipeline construction; changes to the Federal Power Act and related regulations under the Energy Policy Act and enforcement thereof by the Federal Energy Regulatory Commission (FERC) and other regulatory agencies; changes in allocation of energy assistance, including state public benefits funds; changes in environmental, tax and other laws and regulations to which we are subject; financial reform legislation; changes in the application of existing laws and regulations; and changes in the interpretation or enforcement of permit conditions by the permitting agencies.
  Restrictions imposed by various financing arrangements and regulatory requirements on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
  Internal restructuring options that may be pursued.
  Current and future litigation, regulatory investigations, proceedings or inquiries, including the pending lawsuit against the Wisconsin Energy Corporation Retirement Account Plan, FERC matters, and Internal Revenue Service audits and other tax matters.
  Events in the global credit markets that may affect the availability and cost of capital.
  Other factors affecting our ability to access the capital markets, including general capital market conditions; our capitalization structure; market perceptions of the utility industry, us or any of our subsidiaries; and our credit ratings.
  The investment performance of our pension and other post-retirement benefit trusts.
  The financial performance of American Transmission Company and its corresponding contribution to our earnings.
  The impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.
  The effect of accounting pronouncements issued periodically by standard setting bodies, including any changes in regulatory accounting policies and practices and any requirement for U.S. registrants to follow International Financial Reporting Standards instead of Generally Accepted Accounting Principles.
  Unanticipated technological developments that result in competitive disadvantages and create the potential for impairment of existing assets.
  Changes in the creditworthiness of the counterparties with whom we have contractual arrangements, including participants in the energy trading markets and fuel suppliers and transporters.
  The cyclical nature of property values that could affect our real estate investments.
  Changes to the legislative or regulatory restrictions or caps on non-utility acquisitions, investments or projects, including the State of Wisconsin's public utility holding company law.
  Other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

We expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 28, 2010	Stephen P. Dickson - Vice President and Controller